April 27, 2015

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal National Life Insurance Company
Variable Life Separate Account
Principal Variable Universal Life Income III
Post-Effective Amendment No. 6 to Registration Statement on Form N-6
File No. 333-175768

I am Counsel for the above-referenced Registrant. I have reviewed the attached post-effective amendment filed pursuant to Rule 485(b) under the Securities Act of 1933 and hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Britney L. Schnathorst
Britney L. Schnathorst
Counsel
515-235-1209
Schnathorst.Britney@principal.com